Exhibit 99.1

Ipsen and Tercica

To Enter into Worldwide Strategic Collaboration

in Endocrinology

•	Cross licensing agreements for Somatuline® Autogel® and Increlex™

•	Ipsen to acquire initial 25% stake in Tercica, with the potential to increase to up to 40% ownership via convertible notes and warrant

•	Joint product development rights for endocrine pipelines

•	Somatuline® Autogel® gets marketing approval in Canada; Tercica expects to launch in early 2007

Paris, France and Brisbane, California, July 18, 2006 - Ipsen (Euronext; IPN) and Tercica (Nasdaq; TRCA) today announced that they have agreed to a worldwide strategic collaboration in endocrinology. In cross licensing agreements, Ipsen will grant to Tercica exclusive rights to sell1 Somatuline® Autogel®, a leading product in the European acromegaly market, in the United States and Canada. Tercica will grant to Ipsen exclusive rights to sell1 Increlex™, a leading product in the United States for the treatment of short stature associated with severe Primary IGF-1 deficiency (Primary IGFD), in all regions of the world except the United States, Japan, Canada, the Middle East and Taiwan2. The companies will also grant to each other product development rights and share the costs for improvements to or new indications for Somatuline® Autogel® and Increlex™. In addition, the companies have agreed to rights of first negotiation for their respective endocrine pipelines. This alliance is designed to allow Ipsen and Tercica to offer global care solutions to patients suffering from growth and other endocrine disorders. In the context of this partnership, Ipsen will acquire newly issued shares of Tercica common stock representing a 25% stake in Tercica (post transaction, on a non-diluted basis), and Tercica will issue convertible notes and a warrant to Ipsen giving it the opportunity to increase its shareholding to up to a 40% stake in Tercica (post transaction, on a fully diluted basis). Both companies believe their collaboration will significantly enhance their respective competitive positioning and growth prospects.

The key components of the collaboration agreement announced today are:

1- Licensing agreements3:

•	Ipsen will license from Tercica the rights to develop and market Increlex™ worldwide except for the United States, Japan, Canada, the Middle East and Taiwan. Ipsen will make an upfront cash payment of €10.0 million ($12.5 million) to Tercica upon the closing of this transaction, and an additional €15.0 million ($18.8 million) on approval of the Increlex™ Medical Marketing Application in the European Union for the targeted product label. Once Increlex™ is launched in Ipsen’s territory, Ipsen will pay royalties to Tercica on a sliding scale from 15% to 25% of net sales, in addition to a supply price of 20% of net sales of the product.

[1]	Subject to approval by relevant regulatory authorities.
[2]	Rights for the Middle East and Taiwan will be granted to Ipsen after a period of time.
[3]	Figures in the body of the text are contractual. Figures in brackets are given for information purposes only, using the exchange rate below.

NOTE: where applicable, all data were converted using a €/US$ exchange rate of 1.252 (17 July 2006)

•	Tercica will license from Ipsen the rights to develop and market Somatuline® Autogel® in the United States and Canada. Tercica will make an upfront payment of $25.0 million (€20.0 million) to Ipsen upon closing of this transaction, and an additional payment of €30 million ($37.6 million) upon U.S. approval of Somatuline®’ Autogel® for the targeted product label. Both of these milestones will be financed through the issuance by Tercica of convertible notes to Ipsen (see below). Once Somatuline® Autogel® is launched in Tercica’s territory, Tercica will pay royalties to Ipsen on a sliding scale from 15% to 25% of net sales, in addition to a supply price of 20% of net sales of the product.

2- Equity investment and convertible notes 3:

At closing:

•	Equity stake: Ipsen will acquire newly issued shares of Tercica common stock representing a 25% stake (post transaction, on a non-diluted basis) in Tercica at $6.17 per share, a premium of 30.0% to Tercica’s volume-weighted average closing stock price over the past 15 trading days ended July 17 for a total cash consideration of $77.3 million (€61.8 million).

•	Convertible note 1: Tercica will issue to Ipsen a convertible note for a principal amount of $25.0 million (€20 million). The note, which will mature 5 years from the date of closing carries a coupon of 2.5% and is convertible into Tercica common stock at a conversion price of $7.41 (€5.92) per share, a premium of 56.0% to Tercica’s volume-weighted average closing stock price over the past 15 trading days ended July 17. This note will be issued in payment of the upfront licensing payment for Somatuline Autogel described above.

•	Warrant: Tercica will also issue a warrant to Ipsen, with an exercise price of $7.41 per share, which represents a premium of 56.0% to Tercica’s volume weighted average closing stock price over the past 15 trading days ended July 17.

Upon approval of Somatuline® Autogel® in the United States for the targeted product label:

•	Convertible note 2: Tercica will issue to Ipsen a convertible note for a principal amount of €30.0 million ($37.6 million). The note, which will mature 5 years from the date of closing, carries a coupon of 2.5% and is convertible into Tercica common stock at a conversion price of €5.92 ($7.41) per share. This note will be issued in payment of the second licensing payment for Somatuline® Autogel® described above.

•	Convertible note 3: Tercica will issue to Ipsen a convertible note for a principal amount of $15.0 million (€12.0 million). The note, which will mature 5 years from the date of closing, carries a coupon of 2.5% and is convertible into Tercica common stock at a conversion price of $7.41 (€5.92) per share. Ipsen will purchase this note for cash.

In aggregate, excluding the Warrant, Ipsen may pay to Tercica a total cash amount of up to €98.7 million ($123.6 million) as follows:

•	€73.7 million ($92.3 million) under the equity and convertible notes net of convertible notes 1 and 2:

•	$77.3 million (€61.8 million) upon closing of the transaction and;

•	$15.0 million (€12.0 million) upon issuance of the third convertible note.

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•	€25 million ($31.3 million) under the licensing agreement for Increlex™:

•	€10.0 million ($12.5 million) upfront, and

•	€15.0 million ($18.8 million) upon EU approval of Increlex™ for the targeted product label.

Tercica may receive additional proceeds from Ipsen if the warrant is exercised.

Overall, these instruments will allow Ipsen to increase its stakeholding in Tercica to up to 40%, on a post transaction and fully diluted basis. Should Ipsen decide not to convert the notes, they would be repaid in cash at maturity.

Additional terms of the collaboration include agreements giving Ipsen the right to appoint two members to Tercica’s nine-member board of directors, replacing two current directors, providing Ipsen with certain protective provisions, including an approval right related to specified material transactions and actions by Tercica, and providing for the implementation of a stockholder rights plan. Closing of the transaction, which is expected to occur this year, is subject to approval by Tercica’s stockholders and the expiration of the Hart Scott Rodino waiting period, as well as other customary closing conditions. Tercica stockholders holding an aggregate of 38.4% of Tercica’s outstanding common stock have entered into voting agreements in which they have agreed to vote their shares of Tercica’s common stock in favor of the proposed transaction and related matters.

3 – Development of Somatuline® Autogel®, Increlex™, and Endocrinology Pipeline Product candidates:

•	Each company has granted to the other the right to pursue development of new indications and improvements to Somatuline® Autogel® and Increlex™, either jointly or on its own, with the other party retaining a right to “opt in” to co-fund later.

•	Each company has granted to the other a right of first negotiation for products in its endocrine pipeline, and has agreed on a framework for joint clinical development and subsequent commercialization of endocrine products on a worldwide basis.

•	Ipsen has several endocrinology compounds in pre-clinical development, including two products that could enter clinical development as early as 2007: dopastatin (BIM 23A760), a chimeric molecule directed towards somatostatin and dopamine receptors, is targeted at the possible treatment of pituitary adenomas, including those causing acromegaly, Cushing’s disease and hyperprolactinemia as well as non-functional pituitary adenomas. BIM 28131, a ghrelin agonist, is targeted at restoring normal body composition in wasting diseases associated with chronic illness.

Jean-Luc Bélingard, Chairman and CEO of Ipsen, said, “After an extensive review of our options, we have chosen Tercica to market Somatuline® Autogel® in the United States considering its unique position and experience in endocrinology and in recognition of the excellence of its team. This transaction represents an important milestone in our strategy of international expansion: it is a major step forward in building a powerful business platform in North America in one of our high-growth targeted therapeutic areas.”

M. Bélingard added: “Ipsen is also convinced that Increlex™ will be successfully established in the market as the reference long-term treatment of growth failure in

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children with severe primary IGFD, and our licensing agreement will enable Ipsen to build a global franchise, offering to endocrinologists a comprehensive solution to children suffering from such growth disorders.”

Commenting on the structure of the transaction, M. Bélingard said: “We strongly believe this partnership will create value for both shareholder bases by extracting cross-selling synergies between two highly regarded products and enhancing both companies R&D capabilities in endocrinology. Furthermore, our staged equity investment demonstrates our financial discipline and provides Ipsen with flexibility regarding its future equity position in Tercica.”

John A. Scarlett, M.D., President and Chief Executive Officer of Tercica, said, “We are very pleased to partner with Ipsen, a world leader in endocrinology. Through this collaboration we expect to achieve several critical objectives. With Somatuline® Autogel®, we will have an attractive late-stage endocrinology product for the treatment of acromegaly, which affects approximately 15,000 people in the United States and Canada. Upon approval, the addition of Somatuline Autogel to our U.S. product portfolio will enable us to leverage our existing sales and marketing infrastructure in the endocrine marketplace. Additionally, our agreement with Ipsen will provide us with a very strong partner that will commercialize Increlex™ in the European Union and other global markets.”

Dr. Scarlett added: “As a part of this collaboration, we also gain access to Ipsen’s endocrinology pipeline, which includes two very exciting compounds in late-stage preclinical testing. Also, Ipsen’s proprietary technologies might be applicable in the future to design a sustained release formulation of Increlex.”

Dr. Scarlett continued, “Additionally, the transaction will provide Tercica with a net cash infusion of $77.3 million from the initial equity sale upon closing and up to another $46.3 million from licensing milestones and the issuance of the third convertible note. These cash receipts will significantly strengthen our balance sheet.”

“Giving effect to the proposed transaction, Tercica expects to reach breakeven in 2010 and achieve 2011 revenues of $250 million to $300 million, with Increlex and Somatuline Autogel sales expected to contribute roughly equal amounts. For 2006, Tercica expects Increlex revenues of approximately $1 million and cash burn, excluding expenses related to this transaction, of $63 million to $69 million as previously stated,” continued Dr. Scarlett.

Tercica’s Increlex™ (mecasermin (rDNA origin) injection) is an rhIGF-1 replacement therapy indicated for the long-term treatment of growth failure in children with severe Primary IGFD. The active ingredient of Increlex™ is identical to the natural hormone IGF-1, which the body normally produces in response to stimulation by growth hormone. IGF-1 is the direct mediator of growth hormone’s effect on statural growth and must be present in order for children’s bones, cartilage and organs to grow normally. Without adequate IGF-1, children cannot achieve a height within the normal range. Increlex™, approved for the treatment of severe Primary IGFD by the U.S. Food and Drug Administration (FDA) in August 2005, is commercially available to patients throughout the United States. Also, in December 2005, Tercica submitted for marketing approval of Increlex™ in the European Union and has been granted an “orphan product” designation.

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Severe primary IGF-1 deficiency (Primary IGFD) is a distinct diagnosis of short stature and is defined by height standard deviation score ≤ -3.0, Basal IGF-1 standard deviation score ≤ -3.0 and normal or elevated growth hormone. It is believed that approximately 6,000 children in the U.S. have severe primary IGF-1 deficiency. Severe Primary IGFD causes are rooted in the IGF-1 expression and production pathway. Disease state includes patients with mutations in the growth hormone receptor (GHR), post-GHR signaling pathway, and IGF-1 gene defects. Patients with severe Primary IGFD are not growth hormone deficient, and therefore, cannot be expected to respond adequately to exogenous growth hormone treatment. Reduced levels of endogenous IGF-1 can be detected by an IGF-1 assay.

Tercica estimates that 6,000 to 8,000 children suffer from severe Primary IGF-1 deficiency in the EU. Tercica is also conducting clinical trials to study once-daily dosing of Increlex™ as well as expanded labeling of Increlex™ for use in children with a less severe form of Primary IGFD. Tercica also estimates that an additional 24,000 children in the EU have the less-severe form of the disease.

Ipsen’s Somatuline® Autogel® is an injectable sustained-release formulation containing lanreotide, a somatostatin analogue. Somatuline® was initially developed in Europe for the treatment of acromegaly (a disorder caused by the over-production of growth hormone secondary to a benign tumor of the anterior pituitary gland) and, in most European countries, is also approved for the treatment of symptoms associated with neuroendocrine tumors. The Somatuline® Autogel® formulation requires no excipient other than water and releases lanreotide over a period of at least 28 days and up to 56 days. The product is conditioned in a pre-filled syringe for easier administration than other long-acting somatostatin analogue. In acromegaly, Somatuline® is used primarily when circulating levels of growth hormone remain high despite surgery or radiotherapy, and through its inhibitory effects, Somatuline® lowers growth hormone and IGF-1 levels, thus controlling disease progression and relieving the symptoms associated with active disease.

According to epidemiology data4, acromegaly affects approximately 15,000 people in the United States and Canada and is most commonly found in middle-aged adults. Studies estimate an all-cause mortality rate associated with acromegaly of at least twice the normal population, and a reduction in life expectancy of 5 to 10 years. Somatuline® also treats the symptoms associated with neuroendocrine tumors, particularly carcinoid syndrome, such as diarrhea and flushing, by inhibiting the over-production of hormones secreted by these tumors.

At 31 December 2005, Somatuline® and Somatuline® Autogel® had marketing authorizations in over 50 countries for the treatment of acromegaly and neuroendocrine tumors. The Group intends to file an application for marketing authorization in the U.S. by the end of 2006 for the treatment of acromegaly.

Somatuline® and Somatuline® Autogel® generated sales of €81.8 million in 2005, up 13.4% vs. 2004. In its main markets in Europe, Somatuline® Autogel® has achieved a 30% to 50% market share varying from country to country5 of the acromegaly market.

[4]	source: (Alexander L, Clin Endocrinol 12:71-79, 1980 & Bengtsson BA, Acta Med Scan 223:327-335, 1988)
[5]	source: IMS MIDAS/ Ex-manufactures as a percentage of sales of sustained release formulations of the specific molecules lanreotides, octreotide and pegvisomant - in class H1C2

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On July 17, Health Canada approved Somatuline® Autogel® for the long-term treatment of patients with acromegaly due to pituitary tumors who have had inadequate response to or cannot be treated with surgery and/or radiotherapy and for the relief of symptoms associated with acromegaly. Tercica expects to launch Somatuline® Autogel® in Canada in early 2007.

A Current Report on Form 8-K describing the proposed transaction in more detail will be filed by Tercica, and this press release is subject to the further detail provided in the Form 8-K and exhibits thereto.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and associated metabolic disorders. For further information on Tercica, please visit www.tercica.com.

About Ipsen

Ipsen is a European pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. The company’s development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), which are growth drivers and primary care products which contribute significantly to its research financing. This strategy is also supported by an active policy of partnerships. The location of its four R&D centers (Paris, Boston, Barcelona and London) gives the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. In 2005, Research and Development expenditure reached €169 million, i.e. 20.9% of consolidated sales, which amounted to €807 million in the Group’s pro forma accounts set up according to the IFRS. Nearly 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care. Ipsen’s shares are traded on Segment A of Eurolist by Euronext (stock code: IPN, ISIN code: FR0010259150). Ipsen’s internet website is www.ipsen.com.

Ipsen’s forward-looking statements

The forward-looking statements and targets related to Ipsen contained herein are based on Ipsen’s management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties, including with respect to products, markets, investments or acquisitions that may cause actual results, performance or events to differ materially from those anticipated herein. In particular, a number of products that the Group is developing are still at the very first stages of development and the Group cannot be certain that these products will be approved by the competent regulatory authorities and that they will be successfully marketed. If the products that the Group is developing are not approved during clinical and pre-clinical trials or if they are not approved thereafter by the regulatory authorities, this will have a negative impact on the growth of the Group. Several years can elapse before a product is approved and it may be that the Group will fail to launch some of its new products on the market. A new product can also appear to be promising at a preparatory stage of development or after clinical trials but never be launched on the market or be launched on the market but fail to sell.

Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any

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change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law. Ipsen’s business is subject to the risk factors outlined in its information documents filed with the French Autorité des marchés financiers.

Tercica’ forward looking statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Tercica’s prospects and results, including all statements that reflect completion of the proposed transaction with Ipsen (including statements related to Tercica’s receipt of proceeds from the initial equity sale to Ipsen and as a result of the achievement of licensing milestones and warrant exercises); statements related to the market prospects for Increlex™ and Somatuline® Autogel®; potential development of additional products; that Tercica expects to launch Somatuline® Autogel® in Canada in early 2007; statements relating to estimates of the numbers of patients with acromegaly, severe Primary IGFD or Primary IGFD; and statements related to financial projections, including without limitation, that (a)Tercica expects to reach break-even in 2010 and achieve 2011 revenues of $250 million to $300 million, with Increlex™ and Somatuline® Autogel® sales expected to contribute roughly equal amounts; and (b) for 2006, Tercica expects Increlex™ revenues of approximately $1 million and cash burn, excluding expenses related to this transaction, of $63 million to $69 million. Because Tercica’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties related to the satisfaction of closing conditions related to the proposed transaction and the risk that the proposed transaction will not be completed, risks and uncertainties related to the achievement of milestones, including the following risks: (i) Somatuline® Autogel® might never achieve marketing approval for the targeted indication, or any indication, in the United States on a timely basis, or at all; (ii) for the remainder of 2006, physicians my not prescribe Increlex™ at the rate Tercica expects; (iii) Increlex™ may not receive a marketing authorization from the FDA for Primary IGFD or from the EMEA for any indication; (iv) Tercica may not prevail in the patent infringement litigation against Insmed Incorporated; (v) Tercica’s estimates for the number of patients with acromegaly, severe Primary IGFD or Primary IGFD may not be correct; (vi) Tercica may not launch Somatuline® Autogel® in Canada in early 2007 if the transaction does not close on a timely basis; and (vii) the risks and uncertainties disclosed from time to time in reports filed by Tercica with the SEC, including most recently Tercica’s Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 10, 2006. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law.

Conference Call Information

Tercica and Ipsen will hold conferences calls as follows:

Ipsen’s Conference Call and Webcast Information

Ipsen’s management will host an investment community conference call on Wednesday, July 19, 2006 beginning at 2:00 p.m. Paris time (GMT+1) to discuss Ipsen’s strategic partnership with Tercica, the financial terms of the agreement and to answer questions. A slide presentation to accompany the conference call commentary will be available on the Company’s website homepage at www.ipsen.com. An audio webcast and slide presentation will accompany the conference call commentary and is available on the Company’s homepage at www.ipsen.com.

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Ipsen will release its second quarter sales on August 1, 2006 and first half results on September 5, 2006.

Tercica’s Conference Call and Webcast Information

Tercica’s management will host an investment community conference call beginning at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) on Wednesday, July 19, 2006 to discuss Tercica’s strategic partnership with Ipsen, the financial terms of the agreement, and to answer questions.

To participate in the live call by telephone, dial (888) 803-8296 from the U.S., and for international callers, dial (706) 634-1250. A webcast slide presentation will accompany the conference call commentary and is available on the company’s homepage at www.tercica.com. Individuals interested in listening to the webcast may do so by visiting www.tercica.com.

A telephone replay will be available approximately two hours after the call for 48 hours by dialing (800) 642-1687 from the U.S., or (706) 645-9291 for international callers, and entering reservation number 3017093. A replay of the webcast will be available on the company’s web site for 21 days at www.tercica.com.

Tercica expects to release its second quarter financial results after market close on August 8, 2006.

Additional Information about the Proposed Transaction and Where You Can Find It

Tercica plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Tercica to be held for the purpose of voting on various matters relating the subject of this press release, including: (1) the sale of the common stock, warrant to purchase common stock and convertible notes to be issued to Ipsen, (2) amendments to Tercica’s Amended and Restated Certificate of Incorporation and Bylaws, (3) the adoption of a share purchase rights plan and (4) certain other matters (the “Proposed Transaction”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Tercica with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Tercica may obtain free copies of the documents filed with the SEC by contacting Tercica’s Investor Relations department at (650) 624-4949 or Investor Relations, Tercica Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. You may also read and copy any reports, statements and other information filed by Tercica with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tercica and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tercica in favor of the Proposed Transaction. A list of the names of Tercica’s executive officers and directors, and a description of their respective interests in Tercica, are set forth in the proxy statement for Tercica’s 2006 Annual

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Meeting of Stockholders, which was filed with the SEC on April 24, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Tercica will receive any additional benefits in connection with the Proposed Transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Tercica’s executive officers and directors in the Proposed Transaction by reading the proxy statement when it becomes available.

For further information:

Ipsen

David Schilansky, Investor Relations Officer

Tel.: +33 (0)1 44 30 43 88 - Fax: +33 (0)1 44 30 43 21

e-mail: david.schilansky@ipsen.com

Didier Véron, Director of Public Affairs and Corporate Communications

Tel.: +33 (0)1 44 30 42 38 - Fax: +33 (0)1 44 30 42 04

e-mail: didier.veron@ipsen.com

Tercica

Ina McGuinness, VP, Corp. Communications and Investor Relations

Tel.: +1 650-624-4949

e-mail: ina.mcguinness@tercica.com

Kathleen Rinehart, Director, Public Relations

Tel.: +1 650-624-4948

e-mail: kathleen.rinehart@tercica.com

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